UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2009

SELECTICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29637	77-0432030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1740 Technology Drive, Suite 450

San Jose, CA 95110

(408) 570-9700

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

Please see disclosure in Item 8.01 regarding the proposal to amend the Selectica, Inc.’s (the “Company”) Second Amended and Restated Certificate of Incorporation (the “Certificate”) to effect a reverse stock split within a specified range.

Item 8.01.	Other Events.

(a) The Annual Meeting of the stockholders of the Company (the “Annual Meeting”) was held on November 12, 2009. The following matters were voted on at the Annual Meeting and received approval of the Company’s stockholders:

1. Election of Ms. Brenda Zawatski and Mr. Alan Howe to the Company’s Board of Directors. The nominees were elected as Directors with the following votes:

	FOR	WITHHOLD
Ms. Brenda Zawatski	25,498,575	25,792,525
Mr. Alan Howe	30,857,860	20,433,240

2. The proposal to amend the Certificate to repeal provisions that provide for the classification of the Company’s Board of Directors. The result of this proposal is that all members of the Board of Directors will stand for reelection at the 2010 Annual Meeting of Stockholders and all directors will thereafter be elected for one-year terms at each annual meeting. The proposal passed with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
38,493,322	1,348,098	35,440	11,414,240

3. The proposal to amend the Certificate to effect a reverse stock split at a ratio to be determined by the Board of Directors from and including a ratio of two-for-one and up to and including a ratio of twenty-for-one. The precise ratio of the reverse stock split shall be a whole number within this range, determined in the sole discretion of the Board of Directors. The Board may in its discretion elect not to effect the reverse stock split after approval by the stockholders. If the reverse stock split is implemented, the number of issued and outstanding shares of Common Stock would be reduced, in accordance with the ratio of the reverse stock split the Board of Directors selects. Except for the treatment of fractional shares (which will be cancelled and paid in cash), each stockholder will hold the same percentage of Common Stock outstanding immediately following the reverse stock split as such stockholder held prior to the reverse stock split. The primary purpose of the Reverse Stock Split is to increase the market price of the Common Stock, so as to maintain compliance with applicable listing rules of Nasdaq, on which the Common Stock currently trades. The proposal passed with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
45,644,000	5,524,042	123,058	0

4. The proposal to ratify the appointment of Armanino McKenna LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2010. The proposal passed with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
48,072,883	3,197,829	20,388	0

5. The stockholder proposal to request that the Board of Directors, in compliance with applicable law, take all necessary actions to reorganize the Board of Directors into one class, with each director subject to election annually. The proposal passed with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
25,634,238	14,212,382	30,240	11,414,240

The company believes it has substantially carried out the stockholder proposal by submitting to the stockholders proposal 2 referenced above.

(b) The Company’s Board of Directors announced that Ms. Brenda Zawatski has stepped down as Chair of the Board of Directors and Mr. James Arnold, Jr. was elected as the new Chair of the Board of Directors at a meeting of the Board of Directors held on November 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTICA, INC.

DATE: November 17, 2009	By:	/s/ TODD SPARTZ
Todd Spartz
Chief Financial Officer